Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of September 2, 2011 (this “Agreement”) by and among Discovery Gold Ghana Limited, a company organized under the laws of Ghana (“DGG”), the stockholders of DGG (the “DGG Stockholders”), Norman Cay Development, Inc., a Nevada corporation (“NCDI”), and the majority stockholder of NCDI (the “NCDI Controlling Stockholder”).

WHEREAS, NCDI has evaluated its current and prospective business operations and has determined that in order to create value for its shareholders it is necessary to explore alternative business opportunities. Accordingly, NCDI began discussions with DGG relating to its operations and opportunities; and,

WHEREAS, DGG is a party to that certain Agreement for Assignment of Option Interest (the “Option Assignment Agreement”), by and among Xtra-Gold Exploration Limited, Xtra-Gold Resources Corp. (collectively Xtra-Gold Exploration and Xtra-Gold Resources are referred to hereinafter as “Xtra-Gold”), Adom Mining Company Limited (“Adom”) and DGG, pursuant to which DGG was assigned an exclusive option, originally assigned to Xtra-Gold by Adom (the “Original Assignment”), relating to certain mineral concessions situated in the Edum Banso area of the Western Region of Ghana pursuant to a prospecting license for gold dated May 8, 1991 issued by the Government of Ghana to Adom. Pursuant to the terms and conditions of the Option Assignment Agreement, Xtra-Gold agreed to sell, assign and transfer 100% of its right, title and interest in the Original Assignment to DGG, Adom agreed to the assignment.

WHEREAS, the DGG Majority Stockholders own 100% of the issued and outstanding ordinary shares of DGG; and,

WHEREAS, (i) the DGG Majority Stockholders and DGG believe it is in the best interests of DGG and its stockholders to exchange one hundred percent (100%) of the issued and outstanding ordinary shares of DGG (the “DGG Shares”) for $100,000 cash and 17,500,000 newly-issued shares of common stock, $0.001 par value per share, of NCDI, as set forth on Schedule I hereto which, at the time of issuance will represent approximately 17.49% of the issued and outstanding shares of NCDI Common Stock (the “NCDI Shares”), and (ii) NCDI believes it is in its best interest and the best interest of its stockholders to acquire the DGG Shares in exchange for the NCDI Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, it is the intention of the parties that this Share Exchange shall qualify as a tax-free reorganization under Section 354 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 354 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 354 of the Code; and,

WHEREAS, the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and,

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF DGG SHARES FOR NCDI SHARES

Section 1.1  Agreement to Exchange DGG Shares for NCDI Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the DGG Shareholders shall assign, transfer, convey and deliver the DGG Shares to NCDI.  In consideration and exchange for the DGG Shares, NCDI shall issue, transfer, convey and deliver the NCDI Shares to the DGG Shareholders.

Section 1.2  Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. Pacific Time on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NCDI

NCDI represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1  Corporate Organization

A.

NCDI is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of NCDI. “Material Adverse Effect” means, when used with respect to NCDI, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of NCDI, or materially impair the ability of NCDI to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

B.

Copies of the Articles of Incorporation and Bylaws of NCDI with all amendments thereto, as of the date hereof (the “NCDI Charter Documents”), have been furnished to the DGG Shareholders and to DGG, and such copies are accurate and complete as of the date hereof. The minute books of NCDI are current as required by law, contain the minutes of all meetings of the NCDI Board and stockholders of NCDI from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the NCDI Board and stockholders of NCDI. NCDI is not in violation of any of the provisions of the NCDI Charter Documents.

Section 2.2  Capitalization of NCDI.

A.

The authorized capital stock of NCDI consists of 250,000,000 shares authorized as Common Stock, par value $0.0001, of which 97,500,000 shares of Common Stock are issued and outstanding, immediately prior to this Share Exchange.  There are no preferred shares issued and outstanding.

B.

All of the issued and outstanding shares of Common Stock of NCDI immediately prior to this Share Exchange are, and all shares of Common Stock of NCDI when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which NCDI is a party or by which it is bound with respect to any equity security of any class of NCDI. NCDI is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of NCDI.  The issuance of all of the shares of NCDI described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of NCDI has any right to rescind or bring any other claim against NCDI for failure to comply with the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

C.

There are no outstanding contractual obligations (contingent or otherwise) of NCDI to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, NCDI or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.3 Subsidiaries and Equity Investments. NCDI does not own, beneficially or of record, any shares of any other corporation.

Section 2.4 Authorization, Validity and Enforceability of Agreements. NCDI has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by NCDI and the consummation by NCDI of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of NCDI, and no other corporate proceedings on the part of NCDI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of NCDI and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. NCDI does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act resulting from the issuance of the NCDI Shares or securities in connection with the Private Placement.

Section 2.5  No Conflict or Violation. Neither the execution and delivery of this Agreement by NCDI, nor the consummation by NCDI of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the NCDI Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which NCDI is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which NCDI is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of NCDI’s assets, including without limitation the NCDI Shares.

Section 2.6  Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of NCDI, currently threatened against NCDI or any of its affiliates, that may affect the validity of this Agreement or the right of NCDI to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of NCDI, currently threatened against NCDI or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against NCDI or any of its affiliates. Neither NCDI nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by NCDI or any of its affiliates relating to NCDI currently pending or which NCDI or any of its affiliates intends to initiate.

Section 2.7  Compliance with Laws. NCDI has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.8  Financial Statements; SEC Filings.

A.

NCDI’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of NCDI as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. NCDI has no material liabilities (contingent or otherwise). NCDI is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. NCDI maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

B.

NCDI has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”). To the best of its knowledge, each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder.  There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of NCDI’s Common Stock, it being acknowledged that none of NCDI’s securities are approved or listed for trading on any exchange or quotation system.

Section 2.9  Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, NCDI Board minutes and financial and other records of whatsoever kind of NCDI have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of NCDI. NCDI maintains a system of internal accounting controls sufficient, in the judgment of NCDI, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.10  Employee Benefit Plans. NCDI does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.11  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to NCDI or any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.12  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by NCDI to arise, between NCDI and any accountants and/or lawyers formerly or presently engaged by NCDI. NCDI is current with respect to fees owed to its accountants and lawyers.

Section 2.13  No Integrated Offering. NCDI does not have any registration statement pending before the Commission or currently under the Commission’s review and since the Closing Date, except as contemplated under this Agreement, NCDI has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DGG

DGG represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to DGG, are true and complete as of the date hereof.

Section 3.1  Incorporation.  DGG is a company duly incorporated, validly existing, and in good standing under the laws of the country of Ghana and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of DGG’s Articles of Incorporation or Bylaws, or similar documents.  DGG has taken all actions required by law, its Articles of Incorporation or bylaws, or otherwise to authorize the execution and delivery of this Agreement.  DGG has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or Bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2  Authorized Shares.  The number of shares which DGG is authorized to issue consists of shares of Common Stock, consisting of 17,500,000 shares of common stock, par value of $0.001 per share.  There are 87,500 shares of common stock issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 3.3  Subsidiaries and Predecessor Corporations.   DGG does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 3.4  Financial Statements. DGG has kept all books and records since inception and such audited financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of DGG.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, DGG had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of DGG, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

DGG has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and DGG has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

The books and records, financial and otherwise, of DGG are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of DGG’s assets are reflected on its financial statements, and DGG has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 3.5  Information. The information concerning DGG set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6  Absence of Certain Changes or Events. Since its inception, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of DGG; and (b) DGG has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting, (iii) entered into any other material transaction other than sales in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

Section 3.7  Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of DGG after reasonable investigation, threatened by or against  DGG or affecting DGG or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  DGG does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances

Section 3.8  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which DGG is a party or to which any of its assets, properties or operations are subject.

Section 3.9  Compliance With Laws and Regulations. To the best of its knowledge, DGG has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of DGG or except to the extent that noncompliance would not result in the occurrence of any material liability for DGG.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.10  Approval of Agreement. The Board of Directors of DGG has authorized the execution and delivery of this Agreement by DGG and has approved this Agreement and the transactions contemplated hereby.

Section 3.11 Valid Obligation. This Agreement and all agreements and other documents executed by DGG in connection herewith constitute the valid and binding obligation of DGG, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.12 Option Assignment Agreement. DGG represents and warrants that it owns an exclusive option relating to certain mineral concessions situated in the Edum Banso area of the Western Region of Ghana and that Xtra-Gold agreed to sell, assign and transfer 100% of its right, title and interest in the option to DGG.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DGG SHAREHOLDERS

The DGG Shareholders hereby represents and warrants to NCDI:

Section 4.1 Authority. The DGG Shareholders have the right, power, authority and capacity to execute and deliver this Agreement to which the DGG Shareholders is a party, to consummate the transactions contemplated by this Agreement to which the DGG Shareholders is a party, and to perform the DGG Shareholders’ obligations under this Agreement to which the DGG Shareholders is a party. This Agreement has been duly and validly authorized and approved, executed and delivered by the DGG Shareholders.

Section 4.2  No Conflict. Neither the execution or delivery by the DGG Shareholders of this Agreement to which the DGG Shareholders is a party nor the consummation or performance by the DGG Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the DGG Shareholders (if the DGG Shareholders is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the DGG Shareholders is a party or by which the properties or assets of the DGG Shareholders are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the DGG Shareholders, or any of the properties or assets of the DGG Shareholders, may be subject.

Section 4.3  Litigation. There is no pending Action against the DGG Shareholders that involves the DGG Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of DGG and, to the knowledge of the DGG Shareholders, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4  Acknowledgment. The DGG Shareholders understands and agrees that the NCDI Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the NCDI Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

Section 4.5  Stock Legends. The DGG Shareholders hereby agrees with NCDI as follows:

A.

Securities Act Legend Accredited Investors. The certificates evidencing the NCDI Shares issued to the DGG Shareholders will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

B.

Other Legends. The certificates representing such NCDI Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.

 Opinion. The DGG Shareholders shall not transfer any or all of the NCDI Shares pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the NCDI Shares, without first providing NCDI with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the NCDI) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 4.6  Ownership of Shares. The DGG Shareholders are both the record and beneficial owner of the DGG Shares. The DGG Shareholders is not the record or beneficial owner of any other shares of DGG. The DGG Shareholders has and shall transfer at the Closing, good and marketable title to the DGG Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.7  Pre-emptive Rights. Subject At Closing, no DGG Shareholders has any pre-emptive rights or any other rights to acquire any shares of DGG that have not been waived or exercised.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF DGG AND THE DGG SHAREHOLDERS

The obligations of DGG and the DGG Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by DGG and the DGG Shareholders at their sole discretion:

Section 5.1  Representations and Warranties of NCDI. All representations and warranties made by NCDI in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2  Agreements and Covenants. NCDI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of NCDI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5  Other Closing Documents. DGG shall have received such certificates, instruments and documents in confirmation of the representations and warranties of NCDI, NCDI’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the DGG Shareholders and/or their respective counsel may reasonably request.

Section 5.6  No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to NCDI.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF NCDI

The obligations of NCDI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by NCDI in its sole discretion:

Section 6.1  Representations and Warranties of DGG and the DGG Shareholders. All representations and warranties made by DGG and the DGG Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2  Agreements and Covenants. DGG and the DGG Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of DGG shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5  Other Closing Documents. NCDI shall have received such certificates, instruments and documents in confirmation of the representations and warranties of DGG and the DGG Shareholders, the performance of DGG and the DGG Shareholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as NCDI or its counsel may reasonably request.

Section 6.6  Documents. DGG and the DGG Shareholders must deliver to NCDI at the Closing:

A.

 share certificates evidencing the number of DGG Shares, along with executed share transfer forms transferring such DGG Shares to NCDI;

B.

 this Agreement to which the DGG and the DGG Shareholders is a party, duly executed;

C.

 such other documents as NCDI may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the DGG and the DGG Shareholders , (B) evidencing the performance of, or compliance by DGG and the DGG Shareholders with, any covenant or obligation required to be performed or complied with by DGG and the DGG Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.7  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the DGG Shares, or any other stock, voting, equity, or ownership interest in, DGG, or (b) is entitled to all or any portion of the NCDI Shares.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1  SEC Documents. From and after the Closing Date, in the event the SEC notifies NCDI of its intent to review any Public Report filed prior to the Closing Date or NCDI receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, NCDI shall promptly notify the NCDI Controlling Stockholders and the NCDI Controlling Stockholders shall reasonably cooperate with NCDI in responding to any such oral or written comments.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the one-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2  Indemnification.

A.

 Indemnification Obligations in favor of the Controlling Stockholders of NCDI. From and after the Closing Date until the expiration of the Survival Period, DGG shall reimburse and hold harmless the NCDI Controlling Stockholder (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “NCDI Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any NCDI Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any NCDI Indemnified Party, which arises or results from a third-party claim brought against a NCDI Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of DGG. All claims of NCDI pursuant to this Section 8.2 shall be brought by the NCDI Controlling Stockholders on behalf of NCDI and those Persons who were stockholders of NCDI Company immediately prior to the Closing Date.  In no event shall any such indemnification payments exceed $100,000 in the aggregate from DGG. No claim for indemnification may be brought under this Section 8.2(a) unless all claims for indemnification, in the aggregate, total more than $10,000.

B.

 Indemnification in favor of DGG and the DGG Shareholders. From and after the Closing Date until the expiration of the Survival Period, the NCDI Controlling Stockholders will, severally and not jointly, indemnify and hold harmless DGG, the DGG Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “DGG Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by NCDI or the NCDI Controlling Stockholders in this Agreement, and in any certificate delivered by NCDI or the NCDI Controlling Stockholders pursuant to this Agreement, (ii) any breach by NCDI or the NCDI Controlling Stockholders of any covenant, obligation or other agreement made by NCDI or the NCDI Controlling Stockholders in this Agreement, and (iii) a third-party claim based on any acts or omissions by NCDI or the NCDI Controlling Stockholders. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all NCDI Controlling Stockholders.  No claim for indemnification may be brought under this Section 8.2(b) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to DGG or the DGG Shareholders, to:

Discovery Gold Ghana Limited

Hse. No. D3/22, Ashonman Estates

Accra, Greater Accra Region

Ghana

If to NCDI or the NCDI Controlling Stockholders, to:

Norman Cay Development, Inc.

4472 Winding Lane

Stevensville, MI 49127

With a copy to (which copy shall not constitute notice):

Carrillo Huettel, LLP

c/o NCDI

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.9  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of California, County of San Diego and/or the United States District Court for Southern California, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.4.

Section 9.10  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 9.12  Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NORMAN CAY DEVELOPMENT, INC.

/s/ Shelley Guidarelli

Name: Shelly Guidarelli

Title: Chief Executive Officer

DISCOVERY GOLD GHANA LIMITED

/s/ Donald Ross

Name: Donald Ross

Title: President

NORMAN CAY DEVELOPMENT, INC. CONTROLLING STOCKHOLDER

/s/ Shelley Guidarelli

By: Shelly Guidarelli

DGG MAJORITY STOCKHOLDERS

PERCENTAGE

HELD

/s/ Donald Ross

By: Donald Ross

94.3%

/s/ X-tra Gold Resources Corp.

By: X-tra Gold Resources Corp.

5.7%